UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The Company’s power point presentation, furnished as Exhibit 99.1 to this Report, will be used for the first time at The 25th Annual Roth Conference to be held at the Ritz-Carlton in Laguna Niguel, California on March 19, 2013. The power point presentation is also available on the Company’s website.

Certain portions of the power point presentation present or reflect, for the first time, changes to market reporting within the Company's Retail Segment.  The market within the Retail Segment formerly known as “Retailer, dealer agent and Tier 2/3 carrier” market, is changed to “Retailer, dealer agent and carrier” market.  The market within the Retail Segment formerly known as “Tier 1 Carriers” market is changed to “Major 3 PL relationship". These changes reflect reclassification of certain revenue and gross profit amounts from the former "Tier 1 Carriers" market to the new "Retailer, dealer agent and carrier" market, and allow for isolation of the reporting for the Company's transitioning Tier 1 carrier business relationship under the new "Major 3 PL relationship" heading.  The Company’s segments, known as "Commercial" and "Retail", and the total revenue and gross profit within those segments, remain unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits
99.1	TESSCO Technologies Incorporated -- "Welcome to TESSCO" Power Point Presentation dated March 19, 2013

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

Dated: March 19, 2013